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                                                                     Exhibit 4.5

                             FORM OF SERIES B NOTES

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

EXCEPT AS OTHERWISE PROVIDED IN THE INDENTURE, THIS GLOBAL NOTE MAY BE TRANSFERRED, IN WHOLE BUT NOT IN PART, ONLY TO ANOTHER NOMINEE OF THE SECURITIES DEPOSITORY (AS DEFINED IN THE INDENTURE) OR TO A SUCCESSOR SECURITIES DEPOSITORY OR TO A NOMINEE OF A SUCCESSOR SECURITIES DEPOSITORY.

NEITHER THIS NOTE NOR ANY BENEFICIAL INTEREST HEREIN HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT'). EACH OF THE HOLDER HEREOF AND EACH OWNER OF A BENEFICIAL INTEREST HEREIN, BY HOLDING THIS NOTE AND ACQUIRING THEIR BENEFICIAL INTERESTS HEREIN, RESPECTIVELY, AGREES FOR THE BENEFIT OF EDUCATION FUNDING CAPITAL TRUST-I (THE "ISSUER") THAT THIS NOTE AND BENEFICIAL INTERESTS HEREIN MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) TO THE ISSUER, (2) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER AS DEFINED IN RULE 144A IN ACCORDANCE WITH RULE 144A OR AN INSTITUTIONAL ACCREDITED INVESTOR AS DEFINED IN RULE 501(a)(l), (2), (3) OR (7) OF THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144(A), (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 (AS APPLICABLE) OF REGULATION S UNDER THE SECURITIES ACT (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) (RESALES DESCRIBED IN SUBCLAUSES (1) THROUGH (4) BEING REFERRED-TO AS "SAFE HARBOR RESALES"), (5) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT (PROVIDED THAT AS A CONDITION TO REGISTRATION OF TRANSFER OF THIS NOTE OTHERWISE THAN IN A SAFE HARBOR RESALE THE ISSUER OR THE INDENTURE TRUSTEE MAY REQUIRE DELIVERY OF ANY DOCUMENTS OR OTHER EVIDENCE THAT IT, IN ITS ABSOLUTE DISCRETION, DEEMS NECESSARY OR

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APPROPRIATE TO EVIDENCE COMPLIANCE WITH SUCH EXEMPTION AND WITH ANY STATE
SECURITIES LAWS THAT MAY BE APPLICABLE), OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND IN EACH OF SUCH CASES IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAW OF ANY STATE OF THE UNITED STATES. EACH OWNER OF A BENEFICIAL INTEREST IN THIS NOTE, BY ACQUIRING SUCH BENEFICIAL INTEREST, REPRESENTS AND AGREES FOR THE BENEFIT OF THE ISSUER THAT IT WILL NOTIFY ANY PURCHASER OF SUCH BENEFICIAL INTEREST FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE. THIS LEGEND WILL BE REMOVED ONLY IN THE CIRCUMSTANCES SPECIFIED IN THE INDENTURE.

                        EDUCATION FUNDING CAPITAL TRUST-I
                     AUCTION RATE EDUCATION LOAN BACKED NOTE
                                 SERIES 2002B-
                                              --

REGISTERED NO. B-                            REGISTERED $26,500,000
                 --

MATURITY DATE      INTEREST RATE     ORIGINAL ISSUE DATE    CUSIP NO.
-------------   ------------------   -------------------   -----------
June 1, 2042    As Herein Provided       May 23, 2002      28139R A
                                                                   ---

PRINCIPAL SUM:                                DOLLARS
               -------------------------------
NOTEHOLDER: CEDE & CO.

     EDUCATION FUNDING CAPITAL TRUST-I, a business trust formed under the laws of the State of Delaware (the "Issuer") for value received, hereby promises to pay to CEDE & CO. (the "Noteholder") or registered assigns,
                                Dollars (the "Principal Sum"), but solely from
-------------------------------
the revenues and receipts hereinafter specified and not otherwise, on June 1, 2042 (the "Maturity Date") (subject to the right of prior redemption hereinafter described), upon presentation and surrender of this Note at the Corporate Trust Office of the Indenture Trustee, as paying agent for the Notes, or a duly appointed successor paying agent, and to pay interest in arrears on said Principal Sum, but solely from the revenues and receipts hereinafter specified and not otherwise, to the Noteholder hereof from the most recent Payment Date to which interest has been paid hereon, until the payment in full of the Principal Sum.

     Any capitalized words and terms used as defined words and terms in this Note and not otherwise defined herein shall have the meanings given to them in
the Indenture of Trust dated as of May    , 2002 (the "Indenture") among the
                                       ---
Issuer, Fifth Third Bank, as Indenture Trustee, and Fifth Third Bank, as Trust Eligible Lender Trustee, as supplemented by the 2002-1 Series A&B Supplemental
Indenture of Trust dated as of May    , 2002 (the "2002-1 Series A&B
                                   ---
Supplemental Indenture") among the Issuer, Fifth Third Bank, as Indenture Trustee, and Fifth Third Bank, as Trust Eligible Lender Trustee.

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     This Note shall bear interest at an Auction Rate, all as determined in
Appendix A of the 2002-1 Series A&B Supplemental Indenture.

     The principal of and interest on this Note are payable in lawful money of the United States of America. Interest payable on this Note shall be computed on the assumption that each year contains 360 days and actual days elapsed.

     This Note is one of a Series of Notes of the Issuer designated Auction Rate Education Loan Backed Notes, Series 2002B- , dated May 23, 2002 (the "Original
                                          --
Issue Date"), in the aggregate original principal amount of $
                                                             ---------------
(the "Series B Notes"), which have been authorized by the Issuer, and issued by the Issuer pursuant to the Indenture and the 2002-1 Series A&B Supplemental Indenture. The Issuer is, simultaneously with the issuance of the Series B
Notes, issuing $                of its Auction Rate Education Loan Backed Notes,
                ---------------
2002-1 Series A Notes in seven classes (collectively, the "Series A Notes"). The proceeds of such Notes have been used by the Issuer, together with other moneys of the Issuer, for the purpose of providing funds to finance the acquisition of education loans, fund a reserve fund and to pay certain costs and expenses in connection with the issuance of such Notes.

     The Indenture provides for the issuance of additional Notes (the "Additional Notes"), which may be secured on a parity with or subordinate to the Series A Notes and secured senior to, on a parity with or subordinate to the Series B Notes, all as determined by the Issuer. The Series A Notes, the Series B Notes, and any Additional Notes are collectively referred to herein as the "Notes."

     This Note is subject to mandatory redemption and optional redemption, all as described in the Indenture.

     Notice of the call for redemption shall be given by the Indenture Trustee by mailing a copy of the notice at least 12 days prior to the redemption date to the Noteholders of the Notes to be redeemed in whole or in part at the address of such Noteholder last showing on the registration books. Failure to give such notice or any defect therein shall not affect the validity of any proceedings for the redemption of such Notes for which no such failure or defect occurs. All Notes called for redemption will cease to bear interest after the specified redemption date, provided funds for their payment are on deposit at the place of payment at the time. If less than all Notes are to be redeemed, Notes shall be selected for redemption as provided in the Indenture.

     The Indenture provides that the Issuer may enter into a Derivative Product between the Issuer and a Counterparty. Payments due to a Counterparty from the Issuer pursuant to the applicable Derivative Product are referred to herein as "Issuer Derivative Payments," and may be secured on a parity with any Series of Notes.

     The principal of and interest on the Series A Notes and any Additional Notes issued on a parity with the Series A Notes and any Issuer Derivative Payments secured on a parity with the Series A Notes are payable on a superior basis to such payments on the Series B Notes and any Additional Notes issued on a parity or subordinate to the Series B Notes; provided, however, that current principal and interest may be paid on the Series B Notes and any Additional Notes issued

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on a parity with the Series B Notes or subordinate to the Series B Notes if all principal and interest payments due and owing at such time on the Series A Notes and any Additional Notes issued on a parity with the Series A Notes and any Issuer Derivative Payments secured on a parity with the Series A Notes have been previously made or provided for as provided in the Indenture.

     Reference is hereby made to the Indenture and the 2002-1 Series A&B Supplemental Indenture, copies of which are on file in the Corporate Trust Office of the Indenture Trustee, to all of the provisions of which any Noteholder of this Note by his acceptance hereof hereby assents, for definitions of terms; the description of and the nature and extent of the security for the Notes; the Issuer's education loan origination and acquisition program; the revenues and other money pledged to the payment of the principal of and interest on the Notes; the nature and extent and manner of enforcement of the pledge; the conditions upon which the Indenture may be amended or supplemented with or without the consent of the Noteholders and any Counterparty; the rights and remedies of the Noteholder hereof with respect hereto and thereto, including the limitations upon the right of a Noteholder hereof to institute any suit, action, or proceeding in equity or at law with respect hereto and thereto; the rights, duties, and obligations of the Issuer and the Indenture Trustee thereunder; the terms and provisions upon which the liens, pledges, charges, trusts, and covenants made therein may be discharged at or prior to the Stated Maturity or earlier redemption of this Note, and this Note thereafter shall no longer be secured by the Indenture or be deemed to be Outstanding thereunder; and for the other terms and provisions thereof.

     THE NOTES ARE LIMITED OBLIGATIONS OF THE ISSUER, PAYABLE SOLELY FROM, AND FURTHER SECURED BY, THE TRUST ESTATE, AS DEFINED IN THE INDENTURE.

     No recourse, either directly or indirectly, shall be had for the payment of the principal of and interest on this Note or any claim based hereon or in respect hereof or of the Indenture, against the Indenture Trustee, or any employee, or agent of the Issuer, nor against the State of Delaware, or any official thereof, but the obligation to pay all amounts required by the Indenture securing this Note and the obligation to do and perform the covenants and acts required of the Issuer therein and herein shall be and remain the responsibility and obligation of said Issuer, limited as herein set forth.

     Subject to the restrictions specified in the Indenture, this Note is transferable on the registration books kept for that purpose by the Indenture Trustee, as registrar, upon surrender of this Note for transfer at the Corporate Trust Office of the Indenture Trustee, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Noteholder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of the same Series, Stated Maturity, of authorized denominations, bearing interest at the same rate, and for the same aggregate principal amount will be issued to the designated transferee or transferees. At the option of the Noteholder, any Note may be exchanged for other Notes in authorized denominations upon surrender of the Note to be exchanged at the Corporate Trust Office of the Indenture Trustee. Upon any such presentation for exchange, one or more new Notes of the same Series, Stated Maturity, in authorized

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denominations, bearing interest at the same rate, and for the same aggregate principal amount as the Note or Notes so surrendered will be issued to the Noteholder of the Note or Notes so surrendered; and the Note or Notes so surrendered shall thereupon be cancelled by the Indenture Trustee.

     Notwithstanding the foregoing, so long as the ownership of the Notes is maintained in book-entry form by The Depository Trust Company (the "Securities Depository") or a nominee thereof, this Note may be transferred in whole but not in part only to the Securities Depository or a nominee thereof or to a successor Securities Depository or its nominee.

     The Issuer, the Indenture Trustee, and any agent of either of them shall treat the Person in whose name this Note is registered as the Noteholder hereof
(a) on the record date for purposes of receiving timely payment of interest hereon, and (b) on the date of surrender of this Note for purposes of receiving payment of principal hereof at its Stated Maturity and (c) for all other purposes, whether or not this Note is overdue, and neither the Issuer, the Indenture Trustee, nor any such agent shall be affected by notice to the contrary.

     To the extent permitted by the Indenture, modifications or alterations of the Indenture and the 2002-1 Series A&B Supplemental Indenture may be made with the consent of less than all of the holders of the Notes then Outstanding or without the consent of any of such Noteholders (by reason of a change in the Act or Regulation, to cure ambiguities or conflicts, or for any other reason stated in Section 7.01 of the Indenture), but such modification or alteration is not permitted to affect the Maturity, Stated Maturity, amount, Payment Date, or rate of interest on any Outstanding Notes or affect the rights of the Noteholders of less than all of the Notes Outstanding.

     It is hereby certified and recited that all acts and things required by the laws of the State of Delaware to happen, exist, and be performed precedent to and in the issuance of this Note, and the execution of said Indenture, have happened, exist and have been performed as so required.

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     IN WITNESS WHEREOF, the Issuer has caused this Note to be executed in its name and on its behalf, all as of the Original Issue Date.

                                        EDUCATION FUNDING CAPITAL TRUST-I


                                        By: FIFTH THIRD BANK,
                                            as Co-Owner Trustee,


                                        By
                                           -------------------------------------
                                            Name:
                                            Title:

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                          CERTIFICATE OF AUTHENTICATION

     This Note is one of the Series B-1 Notes designated therein and described in the within-mentioned Indenture.

                                        FIFTH THIRD BANK, as Indenture Trustee


                                        By:
                                           -------------------------------------
                                              Authorized Signatory

Authentication Date:

-------------------------

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers
unto            (Social Security or other identifying number           ) the
     ----------                                              ----------
within Note and all rights thereunder and hereby irrevocably appoints
                                                                      ----------
attorney to transfer the within Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:                                      Signed:


------------------------------------        ------------------------------------
                                            NOTICE: The signature on this
                                            Assignment must correspond with
                                            the name of the Noteholder as it
                                            appears on the face of the within
                                            Note in every particular.

Signature Guaranteed by:


------------------------------------
A Member of The New York Stock
Exchange or a State or National Bank

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